FOURTH AMENDMENT TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     THIS FOURTH AMENDMENT (this "FOURTH AMENDMENT") TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT, as amended, is entered into as of this 15th day of February, 2000, by and between MICROAGE, INC., a Delaware corporation (the "COMPANY"), and Christopher J. Koziol ("EXECUTIVE").

                                    RECITALS:

     WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement, dated as of November 4, 1996, as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of April 1, 1998, the Second Amendment to the Amended and Restated Employment Agreement, dated January 28, 1999, and the Third Amendment to the Amended and Restated Employment Agreement, dated September 30, 1999 (the "EMPLOYMENT AGREEMENT"); and

     WHEREAS,   the  Company  and  Executive  desire  to  amend  the  Employment
Agreement;

     NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

                                   AGREEMENT:

     SECTION 1. AMENDMENTS TO EMPLOYMENT AGREEMENT.

          A. The first sentence of Section 1.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

          "(a) Executive shall serve as President and Chief Operating Officer of the Company (or in a capacity and with a title of at least substantially equivalent quality)."

          B. Section 1.3 of the Employment Agreement is hereby amended in its entirety to read as follows:

          "1.3 TERM. The term of Executive's employment under this Agreement shall commence on the date first above written and shall continue, unless sooner terminated, until November 2, 1997; provided, however, that commencing on November 4, 1996 and on each subsequent day thereafter, the Executive's term of employment shall automatically be extended without further action by the Company or Executive for the twenty-four (24) month period commencing on each such day."

          C. Section 4.3(f) of the Employment Agreement is hereby amended in its entirety to read as follows:

          "(f) pay Executive commencing on the thirtieth day following the termination date twenty-four monthly payments equal to one-twelfth of the sum of
(1) Executive's Base Salary in effect immediately prior to the time such termination occurs, plus (2) the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than two, the amount of his single Annual Incentive Bonus, if any). Should Executive attain alternative employment during the twenty-four (24) month payment period, the Company's obligations under this Section 4.3(f) will be reduced by the amount of Executive's compensation from his new employer. For example, if Executive were entitled to receive $17,500 per month for twenty-four (24) months under this Section 4.3(f), and if, at the beginning of the seventh (7th) month following his termination date, he finds alternative employment that pays him $15,000 per month, the Company would obligated to pay Executive six (6) monthly payments of $17,500, and eighteen (18) monthly payments of $2,500 under this Section 4.3(f);"

          D. Section 4.4(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

          "(b) Pay to Executive a lump sum payment on or prior to the thirtieth day following the termination date of Executive's employment hereunder in an amount equal to two hundred percent (200%) of the sum of (1) Executive's Base Salary in effect for the fiscal year immediately prior to the fiscal year in which the Change of Control occurs, plus (2) the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years immediately preceding the fiscal year in which the Change of Control occurs (or if less than two, the amount of his/her single Annual Incentive Bonus, if any). For purposes of this subsection (b), no Annual Incentive Bonus received under the Company's Executive Bonus Plan prior to the 1996 Executive Bonus Plan shall be considered."

     SECTION 2. EFFECTIVENESS.

          This Fourth Amendment will become effective as of February 15, 2000.

     SECTION 3. MISCELLANEOUS.

          A. Full Force and Effect.

          Except as expressly provided in this Fourth Amendment, the Employment Agreement will remain unchanged and in full force and effect.

          B. Counterparts.

          This Fourth Amendment may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

          C. Arizona Law.

          It is the intention of the parties that the laws of Arizona will govern the validity of this Fourth Amendment, the construction of its terms, and the interpretation of the rights and duties of the parties.

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
          IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.


                                        Company:
                                        MICROAGE, INC., a Delaware corporation

                                        By: /s/ Jeffrey D. McKeever
                                           -------------------------------------
                                        Jeffrey D. McKeever
                                        Chairman of the Board and
                                        Chief Executive Officer


                                        Executive:
                                        /s/ Christopher J. Koziol
                                        ----------------------------------------
                                        Christopher J. Koziol

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